Exhibit 10.32(b)

Letter for Loan Extension Application

November 5, 2003

To: ICBC Leshan City Branch

Dear Sirs,

In accordance with Section 3.2 of the loan facility (“Loan Agreement”) entered into on November 17, 2000 between Leshan-Phoenix Semiconductor Company Limited (“Leshan”) and the Industrial and Commercial Bank of China, Leshan hereby requests extensions for the draw-downs under the Loan Agreement, as set forth below. Pursuant to Section 3.2, Leshan requests that the original due date of each draw down be extended by three years. Kindly review and confirm in writing by November 14, 2003 the below loan extensions. All such extensions of maturity shall be on the same terms applied at the time of the original draw-down.

(1)	Six loans in dollar with a total of US$16 million (US$ Portion as defined in the Loan Agreement).

Principal	Withdraw Date	Original Due Date	Extension Date
$3.5M	Dec 12, 2000	Dec 12, 2003	Dec 12, 2006
$3M	Dec 13, 2000	Dec 13, 2003	Dec 13, 2006
$3.5M	Dec 20, 2000	Dec 20, 2003	Dec 20, 2006
$2M	Feb 13, 2001	Feb 13, 2004	Feb 13, 2007
$2M	Mar 5, 2001	Mar 5, 2004	Mar 5, 2007
$2M	Mar 8, 2001	Mar 8, 2004	Mar 8, 2007

(2)	Five loans in RMB with a total of ¥33.2 million (RMB Portion as defined in the Loan Agreement).

Principal	Withdraw Date	Original Due Date	Extension Date
¥4M	Dec 14, 2000	Dec 14, 2003	Dec 14, 2006
¥10M	Jan 9, 2001	Jan 9, 2004	Jan 9, 2007
¥10M	Feb 13, 2001	Feb 13, 2004	Feb 13, 2007
¥8M	Mar 6, 2001	Mar 6, 2004	Mar 6, 2007
¥1.2M	Mar 13, 2001	Mar 13, 2004	Mar 13, 2007

Yours sincerely,

[In this space, translated from Mandarin, is the following: chop of ICBC Leshan City Branch bank with handwritten date of 11/7/03, the signature of the General Manager, Ms. Zhu Xuecun below the statement “agree to extensions.”]	Leshan-Phoenix Semiconductor Co. Ltd.
/s/ ALAN ZHANG

Alan Zhang, Financial Controller